UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 19, 2016

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.07.	Submission of Matters to a Vote of Security Holders

1.	TrustCo Bank Corp NY held its regular annual shareholder meeting on May 19, 2016. Dennis A DeGennaro and Brian C. Flynn were elected as directors for three-year terms expiring at TrustCo’s 2019 Annual Meeting. Although 64.1% of shares cast voted in favor of the Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers (“Say on Pay”), the number of shares voted in favor did not meet the Company’s required standard of a majority of the outstanding shares. The appointment of Crowe Horwath LLP as TrustCo’s independent auditors for 2016 was ratified by shareholders. The table below provides the vote count with respect to each director, the Say on Pay resolution and the independent auditor ratification. The total number of shares eligible to vote as of the record date was 95,368,575 shares, and a majority of the outstanding shares was 47,684,288 shares.

	For	Withhold		For as a percentage of total shares voted	Broker Non-Vote

Dennis A DeGennaro	67,784,710	2,328,835		96.7%	12,514,436
Brian C. Flynn	67,959,286	2,154,259		96.9%	12,514,436

	For	Against	Abstain	For as a percentage of total shares voted	Broker Non-Vote
Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers	44,955,403	23,776,944	1,381,192	64.1%	12,514,436

	For	Against	Abstain	For as a percentage of total shares voted
Ratification of Crowe Horwath LLP	81,085,074	742,713	691,980	98.3%

Item 8.01.	Other Events

1.
The term of Robert A. McCormick’s membership on the Board of Directors has expired and the consulting contract entered into on December 21, 2010 expires May 31, 2016 by its terms and will not be renewed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2016
TrustCo Bank Corp NY
(Registrant)

By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and Chief Financial Officer